EXHIBIT 10.22

                          SUBSIDIARY SECURITY AGREEMENT


         THIS SUBSIDIARY SECURITY AGREEMENT, dated as of February 21, 1997, made by each of the corporations that are signatories hereto (individually, a "Subsidiary" and collectively, the "Subsidiaries") in favor of BANK OF BOSTON CONNECTICUT, a bank organized under the laws of the State of Connecticut, as agent (the "Agent") for the benefit of the Agent and the ratable benefit of the banks and financial institutions (the "Banks") that from time to time are parties to the Credit Agreement (as hereinafter defined).

1.       DEFINITIONS

         "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

         "ACCOUNTS RECEIVABLE COLLECTION ACCOUNT" means a commercial Deposit Account maintained by any Subsidiary with the Agent, without liability by the Agent to pay interest thereon, from which account the Agent shall have the exclusive right to withdraw funds until all Obligations are paid, performed, and observed in full.

         "AFFILIATE" shall have the meaning ascribed to it in the Credit Agreement.

         "AGENT" shall have the meaning ascribed to it in the Credit Agreement.

         "AGREEMENT" means this Agreement, including all Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

         "AGREEMENT DATE" means the date on which this Agreement is dated.

         "BENEFIT PLAN" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Commonly Controlled Entity is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

         "CASH SECURITY" means all cash, Instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which each Subsidiary presently has or may hereafter have any claim (other than items which are held in trust by each Subsidiary for a third party), that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Agent and/or the Banks, or which the Agent and/or any Bank is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents.




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         "CHATTEL PAPER" shall mean, with respect to the Collateral, (a) any chattel paper, and (b) any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Goods. If a transaction relating to the Collateral is evidenced both by such an agreement for security or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

         "CODE" shall have the meaning ascribed to it in the Credit Agreement.

         "COLLATERAL" means and includes all of each Subsidiary's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a) all Receivables,

         (b) all Inventory,

         (c) all Equipment,

         (d) all Contract Rights,

         (e) all General Intangibles,

         (f) all Deposit Accounts,

         (g) all Cash Security,

         (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (i) all documents of title, policies and certificates of insurance, securities, Chattel Paper and other Documents and Instruments evidencing or pertaining to any and all items of Collateral,

         (j) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,



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         (k) any and all products and cash and non-cash Proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for Proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other Instruments for the payment of money, Chattel Paper, security agreements and other Documents.

         "COMMONLY CONTROLLED ENTITY" shall have the meaning ascribed to it in the Credit Agreement.

         "CONTRACT RIGHTS" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

         "CREDIT AGREEMENT" means the Credit Agreement dated of even date herewith executed by and among OI, the Agent and the Banks, as the same may hereafter be amended, modified, supplemented or restated from time to time.

         "CSF" shall have the meaning ascribed to it in the Credit Agreement.

         "DEFAULT" shall have the meaning ascribed to it in the Credit
Agreement.

         "DEPOSIT ACCOUNT" means (a) any deposit account, (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

         "DOCUMENT" shall mean, with respect to the Collateral, (a) any document, (b) any document of title, including a bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of Goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the Goods it covers, and (c) any receipt covering Goods stored under a statute requiring a bond against withdrawal or requiring a license for the issuance of receipts in the nature of warehouse receipts even though issued by a Person who is the owner of the Goods and is not a warehouseman.

         "ERISA" shall have the meaning ascribed to it in the Credit Agreement.

         "EQUIPMENT" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors,


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trailers, rolling stock, fittings, fixtures and other tangible personal property
(other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "EVENT OF DEFAULT" shall have the meaning ascribed to it in the Credit Agreement.

         "FINANCING STATEMENTS" means the Uniform Commercial Code financing statements executed and delivered by the Subsidiaries to the Agent, naming the Agent (for the benefit of the Agent and the ratable benefit of the Banks that from time to time are parties to the Credit Agreement) as secured party and the Subsidiaries as debtor, in connection with this Agreement.

         "FRANCHISEE" means a Person providing temporary personnel and related services under a LABOR WORLD(R) or OFFICE OURS(C) franchise from OutSource Franchising, Inc.

         "FRANCHISEE FUNDING RECEIVABLES" means and includes, as to any Subsidiary, all of such Subsidiary's now owned or existing and future acquired or arising rights to payment from Franchisees arising from such Subsidiary's providing financing of Franchisees' payroll, payroll tax and other obligations (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise), and all cash and non-cash Proceeds thereof.

         "GENERAL INTANGIBLES" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and Proceeds thereof, property, casualty or any similar type of insurance, including errors and omissions insurance, and any Proceeds thereof, Proceeds of insurance covering the lives of key employees on which said Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

         "GOODS" means (a) any goods, and (b) all things which are movable at the time the security interest granted under this Agreement attaches or which are fixtures but does not include money, Instruments, Documents, Receivables, Chattel Paper and Contract Rights.

         "INSTRUMENT" means:

         (a) any instrument relating to or evidencing the Collateral,


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         (b) any negotiable or nonnegotiable instrument (including, without limitation, drafts, checks, acceptances, certificates of deposit, and notes) relating to or evidencing the Collateral, and

         (c) any other writing relating to or evidencing the Collateral which:

             (1) evidences a right to the payment of money,

             (2) is not itself a security agreement or lease, and

             (3) is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

         "INTELLECTUAL PROPERTY" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

         "INVENTORY" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) Goods intended for sale or lease or for display or demonstration or furnished or to be furnished under contracts of service, (b) all Goods that are work in process, (c) all Goods that are raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, (d) documents evidencing and general intangibles relating to any of the foregoing and (e) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) through (d) above.

         "LIEN"shall have the meaning ascribed to it in the Credit Agreement.

         "LOAN DOCUMENTS" shall have the meaning ascribed to it in the Credit Agreement.

         "LOCATION" means, for each Subsidiary, the location of:

             (a) the Subsidiary's place of business, if there is only one such place of business, or

             (b) if there is more than one place of business, the place (1) from which the Subsidiary manages the main part of its business operations, and (2) where


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                 Persons dealing with the Subsidiary would normally
                 look for credit information.

         "MATERIAL ADVERSE EFFECT" shall have the meaning ascribed to it in the Credit Agreement.

         "MULTIEMPLOYER PLAN" shall have the meaning ascribed to it in the Credit Agreement.

         "OBLIGATIONS" means, at any time, all obligations and undertakings of each Subsidiary under and in respect of the Credit Agreement and the Subsidiary Guarantee, including, without limitation, each Subsidiary's obligations and undertakings with respect to the payment of the principal of, and interest on, each Revolving Credit Note, all of each Subsidiary's Reimbursement Obligations, all of each Subsidiary's payment obligations pursuant to the Subsidiary Guarantee, any and all Related Expenses incurred by the Agent and all other amounts payable, and all other indebtedness owed, by each Subsidiary under each of the Loan Documents.

         "OI" shall have the meaning ascribed to it in the Credit Agreement.

         "PBGC" shall have the meaning ascribed to it in the Credit Agreement.

         "PERSON" shall have the meaning ascribed to it in the Credit Agreement.

         "PROCEEDS" means, with respect to the Collateral, (a) any proceeds of the Collateral, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or Proceeds, whether cash or non-cash. Cash Proceeds include, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the Agent's and the Banks' right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Agent or the Banks to any Subsidiaries' sale, exchange, collection, or other disposition of any or all of the Collateral.

         "RECEIVABLES" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, Royalty Receivables, Franchisee Funding Receivables, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance Proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) Goods and other property, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise


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to, any such right to payment or other debt, obligation or liability, and (c)
cash and non-cash Proceeds of any of the foregoing.

         "RELATED EXPENSES" means any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against the Agent (other than costs, liabilities and expenses incurred by the Agent as a result of gross negligence or willful misconduct by the Agent) in any attempt by the Agent:

         (a) to obtain, preserve, perfect, or enforce the security interest evidenced by (i) this Agreement, or (ii) any other pledge agreement, mortgage deed, hypothecation agreement, guaranty, security agreement, assignment, or security instrument executed or given by any Subsidiary to or in favor of the Agent and the Banks,

         (b) to obtain payment, performance, and observance of any and all of the Obligations,

         (c) to maintain, insure, collect, preserve, or upon any Event of Default, repossess and dispose of any of the Collateral, or

         (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the rate payable upon each Revolving Credit Note, but in no event greater than the highest rate permitted by law.

         "REVOLVING CREDIT NOTE" means the Revolving Credit Note as defined in the Credit Agreement, including any partial or total amendment, renewal, restatement, extension, or substitution of or for such Revolving Credit Note.

         "ROYALTY RECEIVABLES" means and includes, as to any Subsidiary, any indebtedness owed to such Subsidiary and any right of such Subsidiary to payment or performance from any other Person (whether such indebtedness or right is now existing or hereafter created and whether or not yet earned by any performance by such Subsidiary and regardless of how such indebtedness or right might be evidenced or documented), for or in connection with the granting or authorizing by such Subsidiary of any right, permission or license to use or continue using any franchise or any tradename, trademark, servicemark, copyrighted or otherwise protected material, or other similar rights held wholly or partly by such Subsidiary, including, without limitation, any right, permission or license to use or continue using goods marked with any such name or mark or embodying any such copyrighted or otherwise protected material, and including all "accounts," "general intangibles," "instruments," "security," "promissory notes," "documents," and "chattel paper" (as such terms are defined in the Connecticut Uniform Commercial Code) evidencing, embodying, or derived from any of the foregoing, and all cash or non-cash Proceeds thereof.


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         "SUBSIDIARY GUARANTEE" shall mean the Subsidiary Guarantee dated of even date herewith made by each of the corporations signatory thereto in favor of Bank of Boston Connecticut, as Agent under the Credit Agreement for the benefit of the Agent and the ratable benefit of the Banks that from time to time are parties to the Credit Agreement, as the same may hereafter be amended, modified, supplemented or restated from time to time.

         "TRADEMARK ASSIGNMENT" means the Trademark Security Agreement dated of even date herewith among OI, OutSource Franchising, Inc., and the Agent, with respect to certain trademarks, trademark applications and related property owned by OI and OutSource Franchising, Inc., as the same may hereafter be amended, modified, supplemented or restated from time to time.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Connecticut. The terms "accounts," "chattel paper," "documents," "equipment," "instruments," "general intangibles" and "inventory," as and when used (without being capitalized) in this Agreement shall have the meanings given those terms in the UCC.

2.       SECURITY INTEREST IN COLLATERAL

         In consideration of and as security for the full and complete payment, performance, and observance of all Obligations, each Subsidiary hereby pledges and assigns all of the collateral to the Agent (for the ratable benefit of the Agent and the Banks) and grants to the Agent (for the ratable benefit of the Agent and the Banks) a continuing security interest in, and continuing Lien upon, all of the Collateral, and any and all property of the Subsidiary now or hereafter in the possession of or pledged or assigned to the Agent, and all products, replacements and Proceeds of, and accessions and additions to, any of the foregoing.

3.       WARRANTIES

         Each Subsidiary represents and warrants to the Agent and the Banks (which representations and warranties shall survive the execution of the Credit Agreement, the delivery of each Revolving Credit Note, and the extension of credit) that:

         (a) Each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own it properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Material Adverse Effect and is subject to taxation as a C Corporation under the Code;

         (b) The execution, delivery, and performance hereof are within each Subsidiary's corporate powers, have been duly authorized, and are not in contravention of law or the terms of such Subsidiary's articles or certificate of incorporation, by-laws, or


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             regulations, or of any indenture, agreement, or undertaking to which such Subsidiary is party or by which it is or may be bound;

         (c) Except for any security interest granted to or in favor of the Agent and the Banks and except for any security interest permitted by the terms of the Credit Agreement, each Subsidiary is, and as to Collateral to be acquired after the date hereof will be, the owner of the Collateral free from any claim, lien, encumbrance, or security interest of any type, and each Subsidiary agrees that it will defend, at its sole expense, the Collateral against all other claims and demands of all Persons at any time claiming the same or any interest therein;

         (d) The office where each Subsidiary keeps all of its records pertaining to its Receivables is located at 1144 East Newport Center Drive, Deerfield Beach, Florida 33442;

         (e) Subject to any limitation stated herein or in connection herewith, all information furnished to the Agent concerning the Subsidiaries or the Collateral, is or will be at the time such information is furnished, accurate and correct in all material respects and complete insofar as is necessary to give the Agent true and accurate knowledge of the subject matter;

         (f) Each Subsidiary is the lawful owner of and has full and unqualified right to transfer a security interest in all of the Collateral to the Agent. Such Collateral is not, and will not, so long as each Subsidiary has any Obligations to the Agent, be subject to any financing statement, encumbrance, claim, lien, or security interest of any type except any granted to or in favor of the Agent and except as permitted by the terms of the Credit Agreement;

         (g) Each Benefit Plan is in substantial compliance with ERISA, and neither any Subsidiary nor any Commonly Controlled Entity has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Subsidiary to be, incurred by any Subsidiary or any Commonly Controlled Entity;

         (h) Each Subsidiary is solvent, having assets of a fair value which exceed the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and each Subsidiary is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged;

         (i) During the one-year period preceding the Agreement Date, no Subsidiary has been known as or used any corporate or fictitious name other than the corporate name of


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             such Subsidiary on the Agreement Date, except for those listed in Schedule 3.1, attached hereto. All trade names or styles under which the Subsidiaries create Receivables, or to which instruments in payment of Receivables are made payable, are listed in Schedule 3.2, attached hereto;

         (j) Each Subsidiary's principal place of business, chief executive office and other places of business are located at the addresses set forth on Schedule 3.3, attached hereto. The location of each Subsidiary's Equipment is also indicated on Schedule 3.3. The Subsidiaries' chief executive offices, their other places of business, and the location of their Inventory and Equipment will be and remain located only at the foregoing location(s) unless relocated in compliance with Section 4(c) below;

         (k) At the present time, each Subsidiary maintains no Inventory at any location;

         (l) CSF has duly assigned of record to the Agent (for the benefit of the Agent and the ratable benefit of the Banks that from time to time are parties to the Credit Agreement), all financing statements now or hereafter executed by any Franchisee in favor of CSF;

         (m) OI and OutSource Franchising, Inc. have duly executed and delivered the Trademark Assignment to the Agent; and

         (n) Except for OutSource Franchising, Inc., no Subsidiary grants franchises or has done so in the past. In the case of OutSource Franchising, Inc., LABOR WORLD(R) and OFFICE OURS(C) are the only trademarks that are or have been licensed for use by franchisees.

4.       COVENANTS

         Each Subsidiary undertakes, covenants, and agrees that, until the full and complete payment, performance, and observance of all Obligations, each
Subsidiary:

         (a) shall provide the Agent with at least thirty (30) days prior written notification of:

             (1) any change in any location where such Subsidiary's Inventory and Equipment is maintained, and any new locations where such Subsidiary's Inventory and Equipment is to be maintained,

             (2) any change in the location of the office where such
                 Subsidiary's records pertaining to its Receivables are kept,

             (3) the location of any new places of business and the changing or closing of any of its existing places of business,

             (4) any change in the location of such Subsidiary's chief executive office,


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             (5) any change in such Subsidiary's name, and

             (6) any change in such Subsidiary's Location;

             PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, (A) with respect to location openings and closings, such Subsidiary may satisfy the requirement of this subsection with respect to such locations, by submitting to the Agent, on a quarterly basis, a list of all locations opened and closed, and (B) with respect to moving either Collateral or Equipment from location to location, no notice need be provided pursuant to this subsection so long as either (i) such Subsidiary executes and delivers to the Agent a UCC financing statement appropriate for filing to perfect the Agent's security interest in the Collateral in its new location, or (ii) the Agent has previously filed a UCC financing statement which perfects the Agent's security interest in the Collateral in its new location.

         (b) shall promptly pay and discharge before they become delinquent, all taxes, assessments, and governmental charges of every kind and nature that have been lawfully levied, assessed, or imposed upon such Subsidiary or its properties including the use thereof, or any of the Obligations, which, if unpaid, would become Liens against its assets, including, without limitation, all sums due and owing any taxing authority for income and other taxes withheld from the wages and salaries of its employees, except to the extent such Subsidiary is reasonably contesting in good faith any such tax, assessment, or charge with an adequate reserve provided therefor;

         (c) shall at all reasonable times allow the Agent by or through any of its officers, agents, employees, attorneys, or accountants to:

             (1) examine, inspect, and make extracts from such Subsidiary's books and other records,

             (2) examine and inspect such Subsidiary's Collateral wherever located, and

             (3) arrange for verification of such Subsidiary's Receivables, under reasonable procedures;

         (d) shall promptly deliver to the Agent upon reasonable request:

             (1) additional information and statements with respect to the
                 Collateral,

             (2) such Subsidiary's Instruments, Chattel Paper, Documents, and any other writings relating to or evidencing any of such Subsidiary's Receivables (including, without limitation, computer printouts or typewritten reports listing the current mailing address of all present Account Debtors), and

             (3) any other writings and information the Agent may reasonably request;



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         (e) shall upon request of the Agent promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as the Agent may reasonably require, including, without limitation, Financing Statements, so as to completely vest in, perfect and ensure to the Agent its rights hereunder and in and to the Collateral, including, without limitation, such actions or items that may be appropriate due to changes in applicable laws after the date hereof, to evidence or to perfect the security interests granted to the Agent hereunder;

         (f) hereby authorizes the Agent or the Agent's designated agent (but without obligation by the Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default), and such Subsidiary shall promptly repay, reimburse, and indemnify the Agent for any and all Related Expenses. As long as no Default or Event of Default exists, the Agent agrees to give OI periodic reports of the Related Expenses subject to reimbursement under this subsection;

         (g) shall not, without the prior written consent of the Agent, pledge, grant a security interest, or otherwise voluntarily place any Lien upon any Collateral except any security interest granted to or in favor of the Agent and the Banks and except as permitted by the terms of the Credit Agreement; and

         (h) shall not use any Collateral in violation of any applicable statute, ordinance, or regulation.

5.       COLLECTION AND RECEIPT OF PROCEEDS

         (a) Upon the occurrence and continuance of any Event of Default and after written notification thereof to any Subsidiary, the Agent or the Agent's designated agent shall have the right and power (as such Subsidiary's hereby constituted and appointed attorney-in-fact), which, being coupled with an interest, shall remain irrevocable until all Obligations are fully and completely paid, performed, and observed, at any time to:

             (1) notify the Account Debtors on any or all of such Subsidiary's
                 Receivables of the Agent's security interest in and assignment of those Receivables upon which the respective Account Debtors are liable, and to request from such Account Debtors, in the Agent's name or in such Subsidiary's name, information concerning the Receivables and amounts owing thereon,

             (2) notify and require the Account Debtors on any or all of such
                 Subsidiary's Receivables to make payment upon such Receivables directly to the Agent,



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             (3) receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the Agent's name or such Subsidiary's name, any and all of such Subsidiary's cash, Instruments, Chattel Paper, Documents, Proceeds, collections of Receivables, and any other such writings relating to any of the Collateral theretofore collected, received or retained by such Subsidiary pursuant to Subsection 5(b) below or thereafter collected, received, or retained by such Subsidiary,

             (4) exercise any and all of the rights granted the Agent in
                 Subsections 5(c) and 5(d) below, and

             (5) take such other action with respect to any or all of the
                 Collateral, in such manner and at such times, as the Agent may deem advisable, including, without limitation, the following: collection, legal proceedings, compromises, settlements, adjustments, extensions, postponements, exchanges, releases, and sales.

         (b) Except as otherwise provided in Subsections 5(a), 5(c), or 5(d), upon the occurrence and continuance of an Event of Default, each Subsidiary is authorized (1) to collect and enforce, by all lawful means, all of such Subsidiary's Receivables, and (2) to receive and retain, by all lawful means, any and all Proceeds. Such Subsidiary shall hold, as trustee upon an express trust for the Agent as beneficiary thereof, all such lawful collections of Receivables and Proceeds received by such Subsidiary. Any costs, liabilities, or expenses incurred by such Subsidiary in the collection or enforcement of such Receivables and in the receipt of Proceeds shall be borne solely by such Subsidiary. Such Subsidiary as trustee shall not commingle such collections of Receivables and such Proceeds with any other property not held in trust for the Agent; any property held or commingled with such collections of Receivables such Proceeds is hereby conclusively established between such Subsidiary and the Agent to be collections of Receivables and Proceeds.

         (c) With respect to each Subsidiary's Instruments, Documents, and Chattel Paper:

             (1) Upon the Agent's written request, such Subsidiary shall immediately deliver or cause to be delivered to the Agent all of such Subsidiary's Instruments, Chattel Paper, and Documents, appropriately endorsed either, at the Agent's option, (i) to the Agent's order, without limitation or qualification, or (ii) for deposit in the Accounts Receivable Collection Account. The Agent, or the Agent's designated agent, is hereby constituted and appointed such Subsidiary's attorney-in-fact with authority and power to so endorse any and all Instruments, Documents, and Chattel Paper upon such Subsidiary's failure to do so. Such authority and power, being coupled with an interest, shall be

             (i) irrevocable until all Obligations are paid, performed, and observed in full, (ii) exercisable by the Agent at any time and without any request upon such Subsidiary by the Agent to so endorse, and (iii) exercisable in the Agent's name or such Subsidiary's name;

             (2) Each Subsidiary hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof;

             (3) The Agent shall not be bound or obligated to take any action to preserve any rights therein against any prior parties thereto.

         (d) Upon the occurrence and continuance of any Event of Default and after the Agent's written notification thereof to any Subsidiary:
             (i) the lawful collection and enforcement of all of such Subsidiary's Receivables and the lawful receipt and retention by such Subsidiary of all Proceeds shall be as agent for the Agent and the Banks; (ii) all such collections and Proceeds shall be remitted daily by such Subsidiary to the Agent in the form in which they are received by such Subsidiary, either by mailing or by delivering such collections and Proceeds to the Agent, appropriately endorsed for deposit in the Accounts Receivable Collections Account. The Agent may, in its sole discretion, at any time and from time to time, apply all or any portion of the collected balance in the Accounts Receivable Collections Account allowing three (3) days for collection and clearance of remittances as a credit against such Subsidiary's outstanding Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Agent on its warranties of collection, the Agent may charge the amount of such item against the Accounts Receivable Collections Account or any other Deposit Account maintained by such Subsidiary with the Agent, and, in any event, retain same and such Subsidiary's interest therein as additional security for the Obligations. The Agent may, in its sole discretion, at any time and from time to time, release funds from the Accounts Receivable Collections Account to such Subsidiary for use in such Subsidiary's business. The balance in the Accounts Receivable Collections Account may be withdrawn by such Subsidiary upon termination of this Agreement in accordance with Subsection 9(d). Upon the occurrence and continuance of any Event of Default and after the Agent's written request, such Subsidiary will cause all remittances representing all collections and all Proceeds to be mailed to a lock box in Hartford, Connecticut (or other locations designated by the Agent) to which the Agent shall have access for the processing of such items in accordance with the provisions, terms, and conditions of the Agent's customary lock box agreement.

6.       INSURANCE

                  Each Subsidiary shall at all times maintain insurance upon its Collateral through insurance policies in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to the Agent, with provisions satisfactory to the Agent for payment of all losses thereunder to the Agent and such Subsidiary as their interests may appear (including a loss payable endorsement in favor of the Agent), and, if required by the Agent, such Subsidiary will deposit the policies with the Agent. Any such policies of insurance shall provide for no less than ten (10) days prior written cancellation notice to the Agent. Any sums exceeding $100,000.00 received by the Agent, and, during the existence of a Default or Event of Default, all sums, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of the Agent, be applied upon any Obligation whether or not the same is then due and payable, or may be delivered to such Subsidiary for the purpose of replacing, repairing, or restoring its Inventory. Such Subsidiary hereby assigns to the Agent any return of unearned premiums which may be due upon cancellation of any such policies for any reason and directs the insurers to pay the Agent any amount so due. The Agent, or the Agent's designated agent, is hereby constituted and appointed such Subsidiary's attorney-in-fact (either in the name of such Subsidiary or in the name of the Agent) to make adjustments of all insurance losses, sign all applications, receipts, releases, and other papers necessary for the collection of any such loss, and any return of unearned premium, execute proof of loss, make settlements, and endorse and collect all Instruments payable to such Subsidiary or issued in connection therewith. Notwithstanding any action by the Agent hereunder, any and all risk of loss or damage to such Subsidiary's Collateral to the extent of any and all deficiencies in the effective insurance coverage thereof is hereby expressly assumed by such Subsidiary.

7.       EVENT OF DEFAULT

         Upon the occurrence of any Event of Default as such term is defined in the Credit Agreement, any and all Obligations shall, at the option of the Agent and notwithstanding any period of time permitted or allowed by any writing evidencing an Obligation, become immediately due and payable without notice, demand, protest, or presentment, all of which are hereby expressly waived by each Subsidiary.

8.       RIGHTS AND REMEDIES UPON EVENT OF DEFAULT

         Upon the occurrence of any Event of Default and at all times thereafter, the Agent shall have the rights and remedies of a secured party under the Connecticut Uniform Commercial Code in addition to the rights and remedies provided elsewhere within this Agreement or in any other writing executed by each Subsidiary. The Agent may require any Subsidiary to assemble the Collateral and make it available to the Agent at a reasonably convenient place to be designated by the Agent. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Agent will give such Subsidiary reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed (deposited for delivery, postage prepaid, by U.S. mail) to either, at the Agent's option, (1) such Subsidiary's Location (as modified by any change therein which such Subsidiary has supplied in writing to the Agent) or (2) such Subsidiary's address at which the Agent customarily communicates with such Subsidiary, at least ten (10) days before the time of the public sale or the time after which any private sale or other intended disposition thereof is to be made. At any such public or private sale, the Agent may purchase the Collateral. After deduction for the Agent's Related Expenses, the residue of any such sale shall be applied in satisfaction of the Obligations in such order of preference as the Agent may determine. Any excess, to the extent permitted by law, shall be paid to such Subsidiary, and such Subsidiary shall remain liable for any deficiency.

9.       GENERAL

         (a) If any provision, term, or portion, of this Agreement, (including, without limitation, (1) any indebtedness, obligation, liability, contract, agreement, indenture, warranty, covenant, guaranty, representation, or condition of this Agreement made, assumed, or entered into, (2) any act or action taken under this Agreement, or
             (3) any application of this Agreement) is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other such provision, term, or portion of this Agreement, each of which shall be construed and enforced as if such illegal or invalid provision, term, or portion were not contained in this Agreement. Any illegality or invalidity of any application of this Agreement shall not affect any legal and valid application of this Agreement, and each provision, term, and portion of this Agreement shall be deemed to be effective, operative, made, entered into, or taken in the manner and to the full extent permitted by law.

         (b) The Agent shall not be deemed to have waived any of the Agent's rights hereunder or under any other writing executed by all the Subsidiaries unless such waiver be in writing and signed by the Agent. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All of the Agent's rights and remedies, whether evidenced hereby or by any other writing shall be cumulative and may be exercised singularly or concurrently. Any written demands, written requests, or written notices to any Subsidiary that the Agent may elect to give shall be effective when deposited for delivery, postage prepaid, by U.S. mail, and addressed either, at the Agent's option, to (l) such Subsidiary's Location (as modified by any change therein which such Subsidiary has supplied in writing to the Agent) or (2) such Subsidiary's address at which the Agent customarily communicates with such Subsidiary. If at any time or times, by assignment or otherwise, the Agent transfers any of the

             Obligations or any part of the Collateral to another Person, such transfer shall carry with it the Agent's powers and rights under this Agreement with respect to the Obligation or Collateral so transferred and the transferee shall have said powers and rights, whether or not they are specifically referred to in the transfer. To the extent that the Agent retains any of the Obligations or any part of the Collateral, the Agent will continue to have the rights and powers herein set forth with respect thereto.

         (c) The laws of the State of Connecticut, without regard to principles of conflict of laws, shall govern the construction of this Agreement and the rights and duties of the parties hereto. This Agreement contains the entire agreement between the parties hereto and no oral agreement shall be binding. Each Subsidiary agrees that the Agent may make a photocopy of this Agreement in the ordinary course of business and such photocopy may be used in place of the original of this Agreement. A carbon, photographic or other reproduction of this Agreement may be used as a financing statement. This Agreement shall be binding upon and inure to the benefit of each Subsidiary and the Agent and their respective successors and assigns. The rights and powers herein given to the Agent are in addition to those otherwise created or existing in the same Collateral by virtue of other agreements or writings.

         (d) Each Subsidiary hereby releases the Agent from and agrees to indemnify and hold harmless the Agent, and its officers, agents, and employees from any and all claims of such Subsidiary or any other Person for damage or loss caused by any act or acts hereunder or in furtherance hereof whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact (except gross negligence or willful misconduct) on the part of the Agent, or its officers, agents, and employees.

         (e) The Agent has the right, in addition to all other rights and remedies available to it, to set off at any time the unpaid balance of each Revolving Credit Note and any other Obligations against any indebtedness owing to any Subsidiary by the Agent, including, without limitation, all Cash Security.

         (f) Each Subsidiary will cooperate with the Agent in order to fill in all blank spaces herein, to correct patent errors herein, to complete or correct the description of the Collateral, and to fill in any missing date on this Agreement.

10. SUBMISSION TO JURISDICTION; WAIVERS. Each Subsidiary hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the

Courts of the State of Connecticut, the courts of the United States of America for the District of Connecticut, and appellate courts from any thereof; and

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead the same.


         EACH SUBSIDIARY, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND SUBSIDIARY ARISING OUT OF, IN CONNECTION WITH, RELATING TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE, GUARANTEE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, the undersigned have caused this Subsidiary Security Agreement to be duly executed and delivered in Hartford, Connecticut as of the date first above written.

SUBSIDIARIES:                       CAPITAL STAFFING FUND, INC.


                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: President


                                    OUTSOURCE FRANCHISING, INC.

                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: Assistant Secretary


                                    SYNADYNE I, INC., F/K/A LABOR WORLD OF
                                    HOUSTON, INC.

                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: Vice President


                                     SYNADYNE II, INC.

                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: Vice President

                                    SYNADYNE III, INC., F/K/A LABOR WORLD OF
                                    AMERICA, INC.

                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: Vice President

                                    SYNADYNE IV, INC.


                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: Vice President


                                    SYNADYNE V, INC.


                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: Vice President





                                    EMPLOYEES INSURANCE SERVICES, INC.


                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: President


                                    OUTSOURCE INTERNATIONAL OF
                                    AMERICA, INC.


                                    By: /s/ PAUL BURRELL
                                       -------------------------------------
                                      Name: Paul Burrell
                                     Title: President

AGENT:                               BANK OF BOSTON CONNECTICUT


                                    By: /s/ ROGER J. RODE, JR.
                                       -------------------------------------
                                      Name: Roger J. Rode, Jr.
                                     Title: Director

                                  SCHEDULE 3.1

During the one-year period proceeding the Agreement Date, no subsidiary has been known as or used any corporate or fictitious name other than the corporate name of such subsidiary on the Agreement Date, except as follows:


Labor World
Office Ours
Payroll Partners

                                  SCHEDULE 3.2

All trade names or styles under which the Subsidiaries create Receivables, or to which instruments in payment of Receivables are made payable


Labor World
Office Ours

                                  SCHEDULE 3.3

PRINCIPAL PLACE OF BUSINESS OF EACH SUBSIDIARY:

                  1144 East Newport Center Drive
                  Deerfield Beach, FL 33487

LOCATION OF CHIEF EXECUTIVE OFFICE OF EACH SUBSIDIARY:

                  1144 East Newport Center Drive
                  Deerfield Beach, FL 33487

LOCATION(S) OF OTHER PLACES OF BUSINESS OF EACH SUBSIDIARY:

         See attached summary of leased locations on Attachment "A".


LOCATION(S) OF EACH SUBSIDIARY'S INVENTORY:   None



LOCATION(S) OF EACH SUBSIDIARY'S EQUIPMENT:

         Miscellaneous owned equipment, approximately 250,000, at leased locations in Attachment "A".